UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of Common Stock for $202.50 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 19, 2025, Allurion Technologies, Inc. (the “Company” or “Allurion”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein, pursuant to which the Company agreed to issue and sell 900,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the “Offering”), and 1,800,000 accompanying common warrants (the “Common Warrants”) to purchase up to 1,800,000 shares of Common Stock upon exercise of the Common Warrants in a concurrent private placement (the “Private Placement”), at an offering price of $5.23 per share and accompanying Common Warrant.

The Offering and Private Placement resulted in gross proceeds to the Company of approximately $4.7 million, before deducting the Placement Agent fees and commissions and estimated offering expenses payable by the Company. The Offering and Private Placement closed on February 20, 2025. The Company intends to use the net proceeds of the Offering and Private Placement to fund its clinical pipeline testing the effects of the combination of the Allurion Balloon and GLP-1 therapy on muscle mass and long-term GLP-1 adherence, for working capital and other general corporate purposes.

In connection with the Offering and Private Placement, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the issuance and sale of the Common Stock and Common Warrants, and to use reasonable best efforts to arrange for the sale of the Common Stock and Common Warrants. The Company agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised from the sale and issuance of the Common Stock, Common Warrants, and Private Placement Securities (as defined herein). Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse the Placement Agent for reasonable and documented out-of-pocket expenses of up to $25,000.

The Offering of Common Stock was made pursuant to an effective registration statement on Form S-3 (Registration No. 333-283721) (the “Registration Statement”). The final prospectus supplement relating to the Offering, dated February 19, 2025, was filed with the Securities and Exchange Commission on February 20, 2025.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions.

The Common Warrants will not be exercisable until we obtain stockholder approval for the issuance of the shares of Common Stock underlying the Common Warrants as required by the applicable rules and regulations of the New York Stock Exchange (the “NYSE”), and will then be immediately exercisable upon receipt of such stockholder approval at an exercise price of $5.23 per share and will expire five years from the date of stockholder approval, subject to certain limitations. There is no public market for the Common Warrants and we do not intend to apply for a listing of the Common Warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

The foregoing descriptions of the Placement Agency Agreement, the Common Warrant and Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Placement Agency Agreement, the Form of Common Warrant and the form of Securities Purchase Agreement, which are filed as Exhibit 1.1, Exhibit 4.1 and 10.1 hereto, respectively, and are incorporated herein by reference.

The legal opinion of Goodwin Procter, LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

We have agreed to use reasonable best efforts to hold a special meeting of stockholders on or prior to March 28, 2025 in order to obtain such stockholder approval. There is no guarantee we will be able to hold the special meeting by such date, or at all. If we do not obtain such stockholder approval at the special meeting, we are obligated to call a meeting every sixty days thereafter to seek such stockholder approvals until the earlier of the date on which such stockholder approval is obtained or the common warrants are no longer outstanding.

Subscription Agreement

On February 19, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor affiliated with Leavitt Equity Partners (“Leavitt”), pursuant to which the Company agreed to sell to Leavitt 267,686 shares of Common Stock (the “Private Placement Shares”) and common warrants to purchase up to 535,372 shares of Common Stock (the “Private Placement Warrants” and together with the

Private Placement Shares, the “Private Placement Securities”), for an aggregate purchase price of approximately $1.4 million at a purchase price of $5.23 per share and accompanying Private Placement Warrant (the “Leavitt Private Placement” and together with the Private Placement, the “Private Placements”). The Leavitt Private Placement closed on February 20, 2025 (the “Closing Date”).

Pursuant to the Subscription Agreement, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission (“SEC”) by April 7, 2025 to register the resale of the Private Placement Securities. The Company must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the closing date of the Leavitt Private Placement, or (b) in the event that the SEC reviews such registration statement, 120 days after such closing date (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement).

Leavitt is a holder of warrants to purchase Common Stock issued in July 2024 (the “July 2024 Public Warrants”). The exercise price for the July 2024 Public Warrants initially was $30.00 per share. In consideration for Leavitt’s purchase of securities in the Leavitt Private Placement, we have agreed with Leavitt to seek stockholder approval to reduce the exercise price of the July 2024 Public Warrants held by Leavitt to $6.00 per share. Such July 2024 Public Warrants will become exercisable at the revised exercise price upon the receipt of such stockholder approval.

The offer, issuance and sale of the Private Placement Securities issued or issuable pursuant to the Subscription Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Subscription Agreement and the Form of Private Placement Warrant do not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement and the Form of Private Placement Warrant, which are filed as Exhibit 10.2 and Exhibit 4.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placements described in Item 1.01 above, which description is incorporated into this Item 3.02 by reference, the Common Warrants and Private Placement Securities (including the Common Stock issuable upon exercise of the Common Warrants and Private Placement Warrants) (collectively, the “Private Securities”) were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Private Securities did not involve a public offering and was made without general solicitation or general advertising. All participating investors (including Leavitt) represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act, and were acquiring the Private Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Private Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Item 8.01.	Other Events

On February 19, 2025, the Company issued a press release announcing that it had priced the Offering and Private Placements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 20, 2025, the Company issued a press release announcing that it had closed the Offering and Private Placements. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any of the securities described herein or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of February 19, 2025, by and between Allurion Technologies, Inc. and Roth Capital Partners, LLC.

4.1	Form of Common Warrant.

4.2	Form of Private Placement Warrant

5.1	Opinion of Goodwin Procter LLP as to the validity of the securities being registered.

10.1	Form of Securities Purchase Agreement.

10.2	Subscription Agreement, dated as of February 19, 2025, between Allurion Technologies, Inc. and the investors named therein.

99.1	Press Release dated February 19, 2025.

99.2	Press Release dated February 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: February 21, 2025	By:	/s/ Brendan M. Gibbons
	Name:	Brendan M. Gibbons
	Title:	Chief Legal Officer